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                                                                  Exhibit 23(a)



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Heritage Media Corporation:

We consent to incorporation by reference herein of our report dated
February 25, 1994, relating to the consolidated balance sheets of Heritage Media Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, and the financial statement schedules, which report appears in the December 31, 1993 annual report on Form 10-K of Heritage Media Corporation.



                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP

Dallas, Texas
January 11, 1995



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